Exhibit 99.1
For Immediate Release

Contact:
Thomas W. Stoelk
Vice President and
Chief Financial Officer
(724) 465-8904
Superior Well Services, Inc. Announces Madison Wireline Services, Inc. Asset Acquisition
INDIANA, Pennsylvania, Nov. 2 /PR Newswire/ – Superior Well Services, Inc. (NASDAQ: SWSI) announced that it has purchased substantially all of the operating assets of Madison Wireline Services, Inc. (“Madison”) in Williston, North Dakota for approximately $3.0 million in cash. Included in the acquisition are four cased-hole trucks suitable for cased-hole completion and various tools and logging systems that are compatible with Superior’s existing systems. Superior plans to retain all of Madison’s 11 employees. The acquired operations will be integrated into Superior’s Rocky Mountain operations and further expands its national footprint into North Dakota, South Dakota and Montana.
David Wallace, Chief Executive Officer said, “The Madison acquisition expands our wireline operations in the active and growing Rocky Mountain region as well as provides us a number of top-tier personnel. Additionally, this accretive acquisition provides new strategic growth opportunities for growing Superior’s core stimulation, nitrogen and cementing services in markets currently provided by Madison.”
Superior Well Services, Inc. is an oilfield services company providing comprehensive, high-tech well completion services to leading oil and gas companies operating in many of the major oil and natural gas producing regions in the United States.
Forward-Looking Statements
This release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future are forward- looking statements. Although the Company believes that its expectations stated in this release are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. Each forward-looking statement speaks only as of the date of this release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.
SOURCE: Superior Well Services, Inc.